UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2007
INVERNESS MEDICAL INNOVATIONS, INC.
(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of Principal Executive Offices) (Zip Code)
(781) 647-3900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     Inverness Medical Innovations, Inc. (“we,” “us,” “the registrant” or the “Company”) acquired Biosite Incorporated (“Biosite”) on June 29, 2007. Following the completion of the acquisition, Inverness began to integrate Biosite’s operations with Inverness’ operations. As part of this integration, on August 23, 2007, Inverness implemented a plan (the “Plan”) to restructure and integrate the operations of Biosite. The objectives of the Plan are to eliminate redundant costs resulting from the acquisition of Biosite and to improve efficiencies in operations.
     Pursuant to the Plan, on August 23, 2007, we committed to a course of action to eliminate 107 positions from the payroll of Biosite’s San Diego operations. We also had previously dismissed, declined to replace, or arranged for the departure prior to October 31, 2007 of, an additional 56 positions from this location.
     We expect to incur total costs of approximately $7 million covering one-time severance benefits and other related charges. These costs will be included in the cost of the Biosite acquisition.
     As planned, we expect to generate cost savings as a result of these headcount reductions of approximately $17.1 million on an annualized basis, with anticipated additional annualized savings in operating expenditures of approximately $10 million realized as of August 23, 2007.
     We will continue to review our worldwide operations for the purpose of improving efficiency, lowering operating costs and improving margins and expect to take further action on a case-by-case basis over the next 12 months. We currently expect that total cost savings as a result of our integration efforts relating to our acquisition of Biosite and other previously announced mergers, as measured on an annualized basis, will meet or exceed $70 million annually within the next 3 years, with approximately 50% of those annualized cost savings to be achieved by October 31, 2007.
Forward-Looking Information
     This report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements reflect Inverness’ current views with respect to future events and are based on their respective managements’ current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with general competitive factors, market and economic conditions generally, the demand for Inverness’ products, the ability of Inverness to successfully develop and commercialize products, Inverness’ ability to successfully integrate the Biosite business and the businesses of other previously announced acquisitions with its existing businesses and to recognize the anticipated benefits of the acquisitions, including anticipated cost savings resulting from the identification of redundancies and synergies arising from our acquisition of Biosite and other previously announced transactions; the risks and uncertainties described in Inverness’ annual report on Form 10-K, as amended, for the period ended December 31, 2006, and other factors identified from time to time in their respective periodic filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements speak only as of the date of this report on Form 8-K, and Inverness undertakes no obligation to update or revise any forward-looking statements contained herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
Date: August 28, 2007	By:	/s/ Anne T. Warner
Anne T. Warner
Senior Counsel — Mergers and Acquisitions